Exhibit 1.1

FEDERAL EXPRESS CORPORATION

Pass Through Certificates, Series 2020-1AA

UNDERWRITING AGREEMENT

July 30, 2020

Citigroup Global Markets Inc. (“Citi”)

Deutsche Bank Securities Inc. (“Deutsche Bank”)

Morgan Stanley & Co. LLC (“Morgan Stanley”)

As Representatives of the several Underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Deutsche Bank Securities Inc.

60 Wall St

New York, NY 10005

c/o Morgan Stanley & Co. LLC

450 Lexington Ave #40

New York, NY 10017

Ladies and Gentlemen:

Federal Express Corporation, a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, to be dated the day of the Closing Time (the “Basic Agreement”), and supplemented by the Trust Supplement (as defined below), as amended, between the Company and the Trustee, issue and sell to the Underwriters named in Schedule I hereto (each, an “Underwriter” and together, the “Underwriters”), the FedEx Pass Through Certificates, Series 2020-1AA (the “Certificates”) in the aggregate face amount and with the interest rate, final expected regular distribution date and final legal distribution list set forth in Schedule II hereto on the terms and conditions stated herein.

The Basic Agreement will be supplemented with respect to the Certificates by a trust supplement, to be dated the day of the Closing Time (the “Trust Supplement”), which relates to the creation and administration of the FedEx Pass Through Trust, Series 2020-1AA (the “Trust”). The Basic Agreement, as supplemented by the Trust Supplement, collectively are defined as the “Designated Agreements.”

The cash proceeds of the offering of Certificates by the Trust will be used by the Trust to purchase Equipment Notes (as defined in the Preliminary Prospectus referred to herein). Subject to the terms and conditions of the Indenture relating to each Aircraft and the participation agreement for such Aircraft to be dated as of the day of the Closing Time between the Company and Wilmington Trust Company (each, a “Participation Agreement” and, collectively, the “Participation Agreements”), the Company will issue Equipment Notes under 14 separate Indenture and Security Agreements, to be dated the day of the Closing Time, between the Company and Wilmington Trust Company, as Loan Trustee (the “Loan Trustee”) (each, including any thereto, an “Indenture” and, collectively, the “Indentures”) and the Company may issue one or more series of Additional Equipment Notes or Refinancing Equipment Notes, each as defined in the Preliminary Prospectus.

FedEx Corporation, a Delaware Corporation (“FedEx”), will fully and unconditionally guarantee the Company’s obligations under the Equipment Notes, the Indenture and the Participation Agreements pursuant to the terms of a guarantee, dated the date of the Closing Time, from the Parent to the Trustee, the Subordination Agent (as defined below) and the Loan Trustee (the “Guarantee”).

The holders of the Certificates will be entitled to the benefits of the liquidity facility with respect to certain amounts of interest payable thereon. BNP Paribas, as Liquidity Provider (the “Liquidity Provider”) will enter into a revolving credit agreement with respect to the Trust (the “Liquidity Facility”), to be dated as of the day of the Closing Time, for the benefit of the holders of the Certificates. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the day of the Closing Time (the “Intercreditor Agreement”), between the Liquidity Provider and Wilmington Trust Company, as Trustee and as Subordination Agent (the “Subordination Agent”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-240157), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of certain securities, including the Certificates. Such registration statement, as amended to the date hereof, including the financial statements, exhibits and schedules thereto, at the time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” The Base Prospectus, together with the preliminary prospectus supplement dated July 29, 2020 related to the Certificates and as used prior to filing the Prospectus is referred to herein as the “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Certificates, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Preliminary Prospectus; provided that, as used in this Agreement, the term “Operative Documents” shall mean, collectively, the Intercreditor Agreement, the Liquidity Facility, the Fee Letter, the Designated Agreements, the Participation Agreements, the Indentures, the Equipment Notes and the Guarantee.

As used herein, unless the context otherwise requires, the term “you” shall mean Citi, Deutsche Bank and Morgan Stanley, as representative of the several Underwriters listed on Schedule I hereto.

1.            Representations and Warranties of FedEx and the Company. Each of FedEx and the Company, jointly and severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter as follows:

(a)            Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against FedEx or the Company or related to the offering has been initiated or, to the knowledge of FedEx or the Company, threatened by the Commission; each of the Registration Statement and any amendment thereto, as of the applicable effective date or dates, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither FedEx nor the Company makes any representation and warranty with respect to (A) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (B) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(b)            Due Incorporation and Qualification. Each of FedEx and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package (as defined below) and the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole.

(c)            Subsidiaries. Each subsidiary of FedEx (other than the Company) which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated or formed, is validly existing as a corporation or other organization and is in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole; and all of the issued and outstanding capital stock or other ownership interest of the Company and each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares or other minimum share or interest ownership as may be required by local law (except as otherwise stated in the Pricing Disclosure Package and the Prospectus), is owned by FedEx, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim of any third party.

(d)            Pricing Disclosure Package. The term “Pricing Disclosure Package” shall mean (A) the Preliminary Prospectus, as amended or supplemented, (B) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule III hereto as included in the Pricing Disclosure Package, if any, including the Final Term Sheet identified on such schedule and set forth in Schedule IV (the “Final Term Sheet”) and (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, attached as Schedule V hereto. As of 5:00 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Pricing Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(e)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, including the Final Term Sheet, as of its issue date and at all subsequent times through the Closing Time or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement as of such date and times, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, including the Final Term Sheet, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(f)            Distribution of Offering Material By the Company and FedEx. Each of the Company and FedEx has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Certificates and Guarantee, any offering material in connection with the offering and sale of the Certificates and Guarantee other than the Registration Statement, the Preliminary Prospectus, the Prospectus, including the Final Term Sheet and any Issuer Free Writing Prospectus included in Schedule III hereto and any other free writing prospectus that the parties hereto expressly agreed in writing to treat as part of the Disclosure Package.

(g)            Well-Known Seasoned Issuers. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Certificates in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (D)), each of FedEx and the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and neither FedEx nor the Company has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form or has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(h)            Not Ineligible Issuers. (A) At the earliest time after the filing of the Registration Statement relating to the Certificates that FedEx, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), neither FedEx nor the Company was an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that either be considered an Ineligible Issuer.

(i)            Investment Companies. None of FedEx, the Company or the Trust is, and after giving effect to the offering and sale of the Certificates, the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, none will be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended. In making this determination, the Trust is relying upon the exemption from the definition of investment company contained in Rule 3a-7 of the 1940 Act, although additional exclusions or exemptions may be available at the Closing Time or in the future.

(j)            Internal Controls and Procedures. FedEx maintains effective “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the requirements of the Exchange Act.

(k)            No Material Weakness in Internal Controls. Except as disclosed in the Pricing Disclosure Package and the Prospectus, including any document incorporated by reference therein, since the end of FedEx’s most recent audited fiscal year, there has been (i) no material weakness in FedEx’s internal control over financial reporting (whether or not remediated) and (ii) no change in FedEx’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, FedEx’s internal control over financial reporting.

(l)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus during the Prospectus Delivery Period (as defined in Section 3(b) below), when such documents are so filed with the Commission, will conform in all material respects to the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)            Accountants. Ernst & Young LLP, who have expressed their opinion on certain consolidated financial statements of FedEx and its subsidiaries, is an independent registered public accounting firm with respect to FedEx and its consolidated subsidiaries as required by the Securities Act and the Exchange Act.

(n)            Financial Statements. The consolidated financial statements and the related notes thereto of FedEx included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of FedEx and its subsidiaries as of the dates indicated, and its consolidated results of operations and change in cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; and the other financial information included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of FedEx included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents in all material respects the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(o)            No Material Adverse Changes. Except as stated in the Pricing Disclosure Package and the Prospectus, subsequent to the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change, or any development directly involving FedEx or the Company that would reasonably be expected to result in a material adverse change, in the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole.

(p)            Air Carrier. The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 10 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.

(q)            No Violations or Defaults. None of FedEx, the Company or the Significant Subsidiaries is (a) in violation of its charter or bylaws; (b) in default of any term, covenant or condition contained in any indenture, contract, mortgage, loan agreement, note, lease or other instrument or agreement to which it is a party or binding upon it or its properties; or (c) in violation of any applicable law or regulation or any judgment or order of any court binding upon it, except in the case of each of clauses (b) and (c) above, for any such default or violation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

The execution and delivery of this Agreement and the Operative Documents to which either FedEx or the Company is, or is to be, a party and the consummation of the transactions contemplated herein and therein by FedEx and the Company, and the execution and delivery of this Agreement and the Operative Documents, have been duly authorized by all necessary corporate action. This Agreement has been duly executed by FedEx and the Company.

The execution and delivery of this Agreement, the Equipment Notes, the Guarantee and the Operative Documents and the consummation of the transactions contemplated herein and therein by FedEx and the Company, and the execution and delivery of this Agreement and the Operative Documents:

(1)            will not violate the charter or bylaws of FedEx or the Company;

(2)            will not result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of FedEx, the Company or the Significant Subsidiaries pursuant to, any indenture, contract, mortgage or other contract or instrument to which any such person is a party or by which any of their respective properties is bound, except for any breach, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole; or

(3)            will not result in the violation of any applicable law or regulation or any order, judgment or decree of any court or governmental agency binding upon FedEx, the Company or the Significant Subsidiaries, except any such violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole.

(r)            No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required to be obtained or made by FedEx or the Company for the consummation by FedEx or the Company of the transactions contemplated by this Agreement and the Operative Documents, except (i) for the registration of the Certificates under the Securities Act, the qualification of the Indenture under the Trust Indenture Act (such registration and qualification having been completed prior to the date of this Agreement), such consents, approvals, authorizations, orders, registrations and qualifications under applicable securities or Blue Sky laws of the states and other jurisdictions of the United States, (ii) filings or recordings with the Federal Aviation Administration (“FAA”) and under the Uniform Commercial Code as in effect in the State of Delaware, which filings or recordings will have been duly made or duly presented for filing on or prior to the applicable Closing Date (as defined in the applicable Participation Agreement), (iii) such as may be required in connection with the registration of the “international interests” created pursuant to the Indentures under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001 and (iv) the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of FedEx or the Company to perform its respective obligations under this Agreement and the Operative Documents.

(s)            Legal Proceedings; Contracts. Except for matters described in the Pricing Disclosure Package and the Prospectus, there is no pending or, to the knowledge of any financial officer or the Executive Vice President and General Counsel of FedEx or the Company, threatened action or proceeding against FedEx, the Company or the Significant Subsidiaries before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on (a) the financial condition of FedEx and its consolidated subsidiaries taken as a whole or (b) the ability of FedEx or the Company to perform their respective obligations under this Agreement or the Operative Documents.

(t)            Licenses and Permits. Each of FedEx and the Company possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(u)            Enforceability. This Agreement and the Operative Documents have been duly authorized by FedEx or the Company, as applicable. This Agreement and each Operative Document to which FedEx or the Company is, or is to be, a party, have been or (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) will be at or prior to the Closing Time, duly executed and delivered by FedEx or the Company, as applicable. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) duly executed and delivered by the Company at or prior to the Closing Time. The Operative Documents to which FedEx or the Company is, or is to be, a party, when duly executed and delivered by FedEx or the Company, as applicable, assuming that such documents constitute the legal, valid and binding obligations of each other party thereto, constitute or will constitute the legal, valid and binding obligations of the Company and/or FedEx, as the case may be, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles and the holders thereof will be entitled to the benefits of the related Designated Agreements and except, in the case of the Indentures, as limited by applicable laws that may affect the remedies provided in the Indentures. The Certificates and the Operative Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and any amendments thereof or supplements thereto, to the extent described therein.

(v)            Validity of the Certificates, Equipment Notes and Guarantee. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Designated Agreements and offered, sold and paid for as provided in this Agreement, the Certificates will be validly issued pursuant to the Designated Agreements and will constitute the legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity, and the holders thereof will be entitled to the benefits of the Designated Agreements.

The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity; and the holders thereof will be entitled to the benefits of the related Indentures.

The Guarantee, when duly executed and delivered by FedEx, will constitute the legal, valid and binding obligation of FedEx enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity, and the holders of the Certificates will be entitled to the benefits of the Guarantee.

(w)            Sarbanes-Oxley Act of 2002. FedEx has complied in all material respects with the currently applicable requirements of the Sarbanes-Oxley Act of 2002.

(x)            Cyber Security; Data Protection. FedEx has taken all commercially reasonable actions to protect and maintain the security, integrity and continuous operation of the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases used in connection with its business (and the data stored therein or processed thereby), and, except as disclosed in the Pricing Disclosure Package and the Prospectus, including any document incorporated by reference therein, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, other than those which, individually or in the aggregate, did not, or are not expected to, have a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole; and FedEx is in compliance with all currently applicable (and has taken all commercially reasonable actions to prepare to comply with all pending) laws and regulations and all orders, judgments or decrees of any court or governmental agency and its own posted policies and contractual obligations relating to data privacy and security, other than those which, individually or in the aggregate, did not, or are not expected to, have a material adverse effect on the business, property, financial condition or results of operations of FedEx and its consolidated subsidiaries taken as a whole.

(y)            Additional Certifications. Any certificate signed by an officer of FedEx or the Company and delivered to you or your counsel pursuant to the terms of this Agreement in connection with the offering of the Certificates contemplated hereby shall be deemed a representation and warranty by FedEx or the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless amended or supplemented subsequent thereto.

(z)            Basic Agreement. The Basic Agreement has been duly qualified under the Trust Indenture Act.

(aa)        Accurate Summaries. The statements set forth in the Pricing Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences”, “Certain Delaware Taxes”, “Certain ERISA Considerations” and “Underwriting,” insofar as such statements purport to summarize the laws and legal matter referred to therein, constitute accurate summaries thereof in all material respects.

(bb)         Exchange Act. FedEx is subject to Section 13 or 15(d) of the Exchange Act.

(cc)         Appraisers. None of mba Aviation, Aircraft Information Services Inc. and Avitas, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company.

(dd)         Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Certificates.

2.            Purchase and Sale.

(a)            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the face amount of Certificates set forth opposite the name of such Underwriter in Schedule I, plus any additional principal amount of Certificates which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

(b)            Payment of the purchase price for, and delivery of, the Certificates shall be made electronically at 10:00 a.m. (Eastern time) on August 13, 2020, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or other immediately available funds against delivery to the account of Citi at DTC for the respective accounts of the Underwriters of the Certificates. The Certificates will be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Time. Certificates for such Certificates, which may be in temporary form, will be made available for inspection by you electronically, not later than 9:30 A.M., New York City time, on the business day prior to the Closing Time.

(c)            The Company will pay to Citi at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule IV hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3.            Agreements. Each of FedEx and the Company agrees with each of the Underwriters as follows:

(a)            To prepare the Prospectus in a form reasonably approved by you, which sets forth the face amount of the Certificates and their terms not otherwise specified in the Preliminary Prospectus, the name of each Underwriter participating in the offering and the face amount of the Certificates that each severally has agreed to purchase, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement.

(b)            To file no amendment or any supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any free writing prospectus, prior to the Closing Time to which you reasonably object promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any free writing prospectus has been filed and to furnish you with copies thereof; to prepare a Final Term Sheet, containing solely a description of the Certificates, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to timely file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required in connection with the offering or sale of the Certificates; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Certificates, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Certificates by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement). None of the foregoing obligations shall extend any later than the Prospectus Delivery Period.

(c)            If, at any time during such period after the date hereof and prior to the date on which all of the Certificates shall have been sold by the Underwriters, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with applicable law, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(d)            The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Act, the Company will furnish as many copies of any Preliminary Prospectus, the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(e)            The Company and FedEx will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under, or obtain exemptions from, the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably request, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities; provided, that neither the Company nor FedEx shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer, or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified or subject to taxation.

(f)            The Company and FedEx will not, between the date of this Agreement and the Closing Time, without your consent, offer or sell, or enter into any agreement to sell, any public debt securities of the Company (other than the Certificates which are to be sold pursuant hereto and commercial paper issued in the ordinary course of business).

(g)            Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request.

(h)            The Company will make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “Effective Date” (as defined in Rule 158 of the Securities Act) of the Registration Statement and otherwise satisfying Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(i)            The Company agrees to pay the required Commission filing fees relating to the Certificates within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(j)            To use the net proceeds received by it from the sale of the Equipment Notes in the manner specified in the Preliminary Prospectus under the caption “Use of Proceeds”.

(k)            To cooperate with the Underwriters and use its reasonable efforts to permit the Certificates to be eligible for clearance and settlement through the facilities of DTC.

(l)            To issue Certificates that shall be rated at least as high as the ratings for the Certificates set forth in the Issuer Free Writing Prospectus used by the Underwriters to confirm sales, the form of which shall be agreed to between the Company and the Underwriters, from each “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, named therein, and in each case such ratings shall not be under surveillance or review with possible negative implications.

(m)            To, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(n)            If at any time, so long as the Company has been notified any Certificates remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Certificates, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Certificates and Guarantee to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

Each Underwriter agrees that in the aggregate, the Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Certificates agree that the Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4.            Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement shall be subject in their discretion to the accuracy of and compliance with the representations and warranties of FedEx and the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of FedEx’s and the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by each of FedEx and the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)	At the Closing Time, you shall have received:

(1)            An opinion and negative assurance letter, dated the day of the Closing Time, of Mark R. Allen, Executive Vice President, General Counsel and Secretary of FedEx, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(2)            An opinion, dated the day of the Closing Time, of Davis Polk & Wardell LLP, special counsel for the Company, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit B hereto.

(3)            An opinion, dated the day of the Closing Time, of Morris James LLP, counsel for Wilmington Trust Company, as the Trustee, Subordination Agent and Loan Trustee under the Indentures and Paying Agent in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(4)            An opinion, dated the day of the Closing Time, of Hughes Hubbard & Reed LLP, special New York counsel for the Liquidity Provider, in form and substance satisfactory to you, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(5)            An opinion and negative assurance letter, dated the day of the Closing Time, from Milbank LLP, counsel for the Underwriters, with respect to the issuance and sale of the Certificates, the Pricing Disclosure Package, the Prospectus and other related matters as you may reasonably require.

(b)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act (without giving effect to Rule 424(b)(8)) and in accordance with Section 3(a) hereof; the Final Term Sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information by the Commission shall have been complied with to your reasonable satisfaction.

(c)            At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the FedEx and its consolidated subsidiaries taken as a whole; and you shall have received a certificate of the President or any Vice President of the Company and of FedEx, dated as of the date of the Closing Time, to the effect (i) in the case of the certificate to be provided by the President or a Vice President of FedEx, that there has been no such material adverse change, (ii) that the other representations and warranties of the Company or FedEx contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) that the Company or FedEx as the case may be, has complied in all material respects with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time and (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to the proceedings threatened.

(d)            At the time of the execution of this Agreement and also at the Closing Time, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Prospectus.

(e)            The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters to be covered by the opinions required to be delivered under subsection (a)(5) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(f)            Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the date hereof and the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, Underwriter, trustee, partner, director or person performing similar functions.

(g)            At the Closing Time, the rating assigned as of the Applicable Time by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, to any debt securities of the Company (including for purposes of this Section 6(b) any rating indicated by the Company as of the date of this Agreement as the rating orally confirmed to the Company by any such rating organization as the rating to be assigned to the Certificates) shall not have been lowered since the Applicable Time nor shall any such rating organization have publicly announced since the Applicable Time that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading.

(h)            The Certificates shall have received ratings equal to or higher than the ratings indicated in the Final Term Sheet from the nationally recognized statistical rating organizations named therein.

(i)            At or prior to the Closing Time, each of the Operative Documents shall have been duly executed and delivered by the Company (to the extent a party thereto) and each other respective party thereto, and copies thereof shall have been furnished to you and your counsel.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects reasonably satisfactory to you and your counsel.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 7 and 10 hereof, which provisions shall remain in effect notwithstanding such termination.

5.            Payment of Expenses. Each of FedEx and the Company will pay or cause to be paid all expenses incident to the performance of the obligations of each of FedEx and the Company under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Pricing Disclosure Package, each Issuer Free Writing Prospectus listed on Schedule III(a) hereto and the Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of any agreement among Underwriters, this Agreement, Operative Documents, the Blue Sky Survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) reasonable and documented expenses of qualifying the Certificates under state securities laws in accordance with Section 3(e), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Liquidity Provider and the Loan Trustee, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Certificates, (viii) certain fees and expenses of counsel for the Underwriters as heretofore agreed between FedEx and counsel to the Underwriters and (ix) all expenses incurred in connection with any roadshow presentation, if any, or investor presentation, if any, to potential investors. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 2, 7 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of transfer taxes on resale of any of the Certificates by them, and any advertising expenses connected with any offers they may make.

6.            Offering of Certificates. (a) (i) Each of FedEx and the Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 3(b) hereof and any other Free Writing Prospectus listed on Schedule III hereto, without your prior consent, which consent shall not be unreasonably withheld or conditioned, it has not made and will not make any offer relating to the Certificates that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior consent of the Company, which consent shall not be unreasonably withheld or conditioned, other than the Final Term Sheet and any other Free Writing Prospectus listed on Schedule III hereto and one or more customary “Bloomberg Screens” to offer the Certificates or convey final pricing terms thereof that contain only information contained in the Pricing Disclosure Package, it has not made and will not make any offer relating to the Certificates that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto (other than the Final Term Sheet described in Section 1(d) hereof).

(b)            Each of FedEx and the Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, and including, as applicable, timely filing with the Commission or retention where required and legending.

(c)            Each of FedEx and the Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, each of FedEx and the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

7.	Indemnification.

(a)            Indemnification of the Underwriters. Each of the Company and FedEx, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, its directors, officers and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or reasonable expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus, each Issuer Free Writing Prospectus listed on Schedule III hereto, any other free writing prospectus that the parties hereto agree in writing to treat as part of the Disclosure Package, the Final Term Sheet or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Certificates, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates, officers, directors and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its affiliates, officers, directors or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and FedEx by the Representatives expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Certificates, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof. The indemnification agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and FedEx may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers and FedEx. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, FedEx, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or FedEx within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or reasonable expense, as incurred, to which the Company, FedEx or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or reasonable expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, in reliance upon and in conformity with written information furnished to the Company and FedEx by the Representatives expressly for use therein it being understood and agreed that the only such information consists of the information described as such in this Section 7(b); and to reimburse the Company, FedEx or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, FedEx or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and FedEx hereby acknowledges that the only information that the Underwriters have furnished to the Company and FedEx expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Certificates is as follows: the statements set forth in the fifth (third sentence only), eighth, ninth and eleventh (third sentence only) paragraphs under the caption “Underwriting.” The indemnification agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing all the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnified party and the indemnifying party shall otherwise agree.

(d)            Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

8.            Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party as provided in Section 7, contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and FedEx, on the one hand, and the Underwriters, on the other hand, from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and FedEx, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and FedEx, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Certificates pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and FedEx, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or FedEx, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company, FedEx and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I hereto. For purposes of this Section 8, each affiliate, director and officer of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and of FedEx, each officer of the Company and of FedEx who signed the Registration Statement and each person, if any, who controls the Company or FedEx within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or FedEx.

The remedies provided for in Sections 7 and 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.            Default. If any Underwriter shall fail at the Closing Time to purchase the Certificates which it is obligated to purchase hereunder (the “Defaulted Certificates”), and the aggregate amount of Defaulted Certificates is not more than one tenth of the aggregate amount of the Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of the Certificates set forth opposite their respective names in Schedule I hereto bears to the aggregate amount of Certificates set forth opposite the names of all such non-defaulting Underwriters to purchase the Defaulted Certificates; provided, that in no event shall the amount of Defaulted Certificates that any Underwriter has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-tenth of such amount of Certificates without the written consent of such Underwriter. If the aggregate amount of Defaulted Certificates is more than one-tenth of the aggregate amount of the Certificates to be purchased at the Closing Time, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

10.          Termination. The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time if: (i) there has been, since the date hereof or since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which would, in your judgment, materially and adversely affect the ability of the Underwriters to market the Certificates on the terms and in the manner contemplated by this Agreement, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium shall have been declared by either federal or New York authorities.

In the event of any termination of this Agreement pursuant to this Section 10, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 11 and 21 hereof shall remain in effect.

11.          Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and other agreements contained in this Agreement, or contained in certificates of officers of the Company or FedEx submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or FedEx, and shall survive each delivery of and payment for any of the Certificates.

12.          Liability upon Termination. If this Agreement shall be terminated pursuant to Section 4 or 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5, 7 and 8 hereof; but, if for any other reason, the Certificates are not delivered by or on behalf of the Company as provided herein, because the Company fails to satisfy any of the conditions set forth in Section 4 hereof or because of any refusal, inability or failure of the Company to perform any agreement herein or to comply with any provision hereof, other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Certificates, but the Company shall then be under no further liability to any Underwriter with respect to such Certificates except as provided in Sections 5, 7 and 8 hereof.

13.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Company and the BRRD Party, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(v)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)           For purposes of this Section 14:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means each Underwriter;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

15.          Notices. It is understood and agreed that Citigroup Global Markets, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are the joint lead book runners for the public offering of the Certificates and any determinations or other actions to be made under this Agreement by you shall require the concurrence of each of Citigroup Global Markets, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to each of you, if to Citigroup Global Markets, Inc., 390 Greenwich Street, New York, New York 10013, Attention: Matthew Simonetti, if to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York, 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, fax: (646) 374-1071, if to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 Attention: High Yield Syndicate Desk, with a copy to the Legal Department and if to the Company shall be delivered or sent by mail or facsimile transmission and addressed as follows:

Federal Express Corporation

3610 Hacks Cross Road

Memphis, TN 38125

Attn: General Counsel

With copies to:

FedEx Corporation

942 S. Shady Grove Road

Memphis, TN 38120

Attn: Treasurer

With a separate FedEx Corporation copy to: Corporate Vice President, Securities & Corporate Law.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.          Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7, 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.          Time of the Essence. Time shall be of the essence of this Agreement.

18.          No Advisory or Fiduciary Relationship. Each of the Company and FedEx acknowledges and agrees that: (i) the purchase and sale of the Certificates and Guarantee pursuant to this Agreement, including the determination of the public offering price of the Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and FedEx, on the one hand, and the several Underwriters, on the other hand, and the Company and FedEx are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, FedEx or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or FedEx with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or FedEx on other matters) and neither the Company nor FedEx shall make any claim relating thereto; (iv) no Underwriter has any obligation to the Company or FedEx with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and FedEx and that the several Underwriters have no obligation pursuant to this Agreement to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship in connection with the transactions contemplated hereby; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and FedEx have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

19.          Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.          Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.          GOVERNING LAW. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

22.          Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.          Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. A party may submit its signed counterpart of this Agreement by facsimile and such counterpart so received by facsimile shall for all purposes constitute an original.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

FEDERAL EXPRESS CORPORATION

By:	/s/ Elise L. Jordan
Name:	Elise L. Jordan
Title:	Executive Vice President and Chief Financial Officer

FEDEX CORPORATION

By:	/s/ Herbert C. Nappier
Name:	Herbert C. Nappier
Title:	Executive Vice President, Treasurer, Tax & Corporate Development

Accepted as of the date hereof:

CITIBANK GLOBAL MARKETS INC.

By:	/s/ Matthew J. Simonetti
Name:	Matthew J. Simonetti
Title:	Director

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Rafael Kuhn
Name:	Rafael Kuhn
Title:	Director

By:	/s/ Ritu Ketkar
Name:	Ritu Ketkar
Title:	Managing Director

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Dana Barta
Name:	Dana Barta
Title:	Executive Director

SCHEDULE I
to
Underwriting Agreement

UNDERWRITERS	FACE AMOUNT OF CERTIFICATES
Citigroup Global Markets, Inc	$287,766,000.00
Deutsche Bank Securities Inc.	$287,767,000.00
Morgan Stanley & Co. LLC	$287,767,000.00
BNP Paribas Securities Corp.	$97,000,000.00
Academy Securities, Inc	$9,700,000.00

SCHEDULE II
to
Underwriting Agreement

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Regular Distribution Date	Final Legal Distribution Date
Pass Through Certificates, Series 2020-1AA	$970,000,000.00	1.875%	February 20, 2034	August 20, 2035

SCHEDULE III
to
Underwriting Agreement

(a)	Issuer Free Writing Prospectus included in the Pricing Disclosure Package:

(i)	Final Term Sheet described in Section 1(d) hereof

(ii)	The Free Writing Prospectus, dated July 30, 2020, containing the terms related to upsizing the offering.

(b)	Issuer Free Writing Prospectus not included in the Pricing Disclosure Package:

(i)	Investor Presentation, dated July 30, 2020

(ii)	Investor Presentation (upsize), dated July 30, 2020

SCHEDULE IV

to

Underwriting Agreement

Underwriting fees, discounts, commissions or other compensation: $9,700,000.00.

Pricing Supplement
July 30, 2020

Federal Express Corporation (“FedEx Express”)

2020-1AA Pass Through Trust

Class AA Pass Through Certificates, Series 2020-1AA

Pricing Supplement dated July 30, 2020 to the preliminary prospectus supplement dated July 29, 2020 (the “Preliminary Prospectus Supplement”) relating to the Certificates referred to below of FedEx Express.

The information in this Pricing Supplement amends and supplements the Preliminary Prospectus Supplement and the free writing prospectus related to the up-sizing of the offering dated July 30, 2020 (the “Up-Size FWP”) to provide for the offering of the Certificates pursuant to, and on the terms and conditions described in, the Preliminary Prospectus Supplement and the Up-Size FWP. The information in this Pricing Supplement supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information therein.

Terms used but not defined herein shall have the meanings set forth in the Preliminary Prospectus Supplement.

Securities:	Class AA Pass Through Certificates, Series 2020-1AA (the “Certificates”)
Amount:	$970,000,000
Public Offering Price:	100%
CUSIP:	314353 AA1
ISIN:	US314353AA14
Regular Distribution Dates:	February 20 and August 20 of each year, commencing on February 20, 2021
Make-Whole Spread Over Treasuries:	T+20
Liquidity Provider Rating:	The Liquidity Provider currently meets the Threshold Rating requirement.
Coupon/Stated Interest Rate:	1.875%
Spread to Benchmark Treasury:	+133 bps
Benchmark Treasury Rate:	0.545%
Initial “Maximum Commitment” under the Liquidity Facilities:	$27,634,896.00
Underwriters:
Citigroup Global Markets Inc.	$287,766,000.00
Deutsche Bank Securities Inc.	$287,767,000.00
Morgan Stanley & Co. LLC	$287,767,000.00
BNP Paribas Securities Corp.	$97,000,000.00
Academy Securities, Inc.	$9,700,000

FedEx Corporation (“FedEx”) has filed a registration statement (No. 333-240157) (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents FedEx has filed with the SEC for more complete information about FedEx and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Citigroup Global Markets Inc. toll-free at 1-800-285-3000, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or Morgan Stanley & Co. LLC toll-free at 1-800-718-1649.

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D